424(b)(3)
                                                                   No. 333-47411


                        CNL HEALTH CARE PROPERTIES, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 24, 1999. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information in this Supplement is provided as of November 9, 1999. As of November 9, 1999, the Company had not entered into any initial commitments to acquire properties. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after November 9, 1999, will be reported in a subsequent Supplement.


                                  THE OFFERING

         As of July 13, 1999, the Company had received aggregate subscription proceeds of $2,751,052 from 121 investors, which exceeded the minimum offering amount of $2,500,000, and $2,526,052 of the funds were released from escrow. The remaining subscription proceeds of $225,000 (representing funds received from Pennsylvania investors) will be held in escrow until aggregate subscription proceeds total at least $7,775,000. As of November 9, 1999, the Company had received aggregate subscription proceeds of $4,575,728 (457,573 Shares), including $4,164 (416 Shares) issued pursuant to the Reinvestment Plan. As of November 9, 1999, the Company had approximately $3,655,000 available to invest in Properties, following deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses of approximately three percent and Acquisition Fees and Acquisition Expenses.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions."


                                    BUSINESS

GENERAL

         The following information updates and replaces the table at the bottom of page 43 and the last two paragraphs on page 44 of the Prospectus.

         In addition to the growth in the number of elderly people, life expectancies are increasing. Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45%.








November 23, 1999                                  Prospectus Dated May 24, 1999

                             Life Expectancy Trends
                              at Age 65 (in years)

            Year                      Male                       Female
            ----                      ----                       ------

            1965                      12.9                       16.3
            1980                      14.0                       18.4
            1985                      14.4                       18.6
            1990                      15.0                       19.0
            1991                      15.1                       19.1
            1992                      15.2                       19.2
            1993                      15.1                       19.0
            1994                      15.3                       19.0
            1995                      15.3                       19.0
            1996*                     15.8                       19.1
            1997*                     15.6                       19.2
            1998**                    15.7                       19.2
            1999**                    15.7                       19.3

         * preliminary data
         ** estimated
         Source: Social Security Administration Office of Programs: Data from the Office of the Actuary

         In addition to an aging population, according to 1997 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities. The mean household income for those age 65 and over is more than $32,000 per year. In addition, according to June 30, 1999 data from the U.S. Census Bureau, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services,
(iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the Health Care Financing Administration and the National Health Statistics Group, the health care industry represents over 13.5% of the United States' gross domestic product ("GDP") with at least $1.092 trillion in annual expenditures. The U.S. Department of Health and Human Services expects this figure to rise to over 16.2% of the GDP by 2008. According to the U.S. Census Bureau, U.S. health care construction expenditures are estimated to be $17.4 billion per year and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. Although the Company believes the growth in demand and facilities will continue for at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in this Prospectus Supplement and in Appendix B to the Prospectus.


                                             Nine Months Ended
                                 September 30, 1999     September 30, 1998              Year Ended
                                         (1)                    (1)                    December 31,
                                     (Unaudited)            (Unaudited)         1998 (1)       1997 (1) (2)
                                 --------------------   --------------------   -----------    ---------------

   Revenues                             $ 31,845             $   --           $    --          $     --
   Net loss (3)                          (12,845)                --                --                --
   Cash distributions
       declared                           16,460                 --                --                --

                                    September 30,        September 30,
                                         1999                 1998             December 31,        December 31,
                                     (Unaudited)          (Unaudited)              1998                1997
                                   -----------------    -----------------     ----------------    ---------------

  Total assets                           $3,880,105             $549,743          $976,579             $280,330
  Total stockholders' equity              2,293,992              200,000           200,000              200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on July 13, 1999.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Net loss for the nine months ended September 30, 1999 is the result of a deduction of $20,000 in organizational costs.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following information, including, without limitation, the Year 2000 Compliance disclosure, that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances.

INTRODUCTION

         The Company is a Maryland corporation that was organized on December 22, 1997, to acquire Properties related to health care and seniors' housing facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term, "triple-net" basis to operators of the Health Care Facilities. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of the Company's total assets.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's Assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the terms of the leases, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of the orderly Sale of the Company's Assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

         In connection with this offering, the Company registered for sale an aggregate of $155,000,000 of Shares (15,500,000 Shares at $10 per Share), 500,000 of such Shares available only to stockholders who elect to participate in the Company's Reinvestment Plan. The Company has elected to extend the offering of Shares until a date no later than September 18, 2000. The Board of Directors may determine to engage in future offerings of Common Stock up to the number of unissued authorized shares of Common Stock available.

       As of July 13, 1999, the Company had received aggregate subscription proceeds of $2,751,052 (275,105 Shares), which exceeded the minimum offering amount of $2,500,000, and $2,526,052 of the funds were released from escrow. The remaining subscription proceeds of $225,000 (representing funds received from Pennsylvania investors) will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000.

       As of November 9, 1999, the Company had received aggregate subscription proceeds of $4,575,728 (457,573 Shares), including $4,164 (416 Shares) through the Reinvestment Plan and $225,000 from Pennsylvania investors. As of November 9, 1999, the Company had approximately $3,655,000 available to invest in Properties and Mortgage Loans, following the deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses of approximately three percent, and Acquisition Fees.

         The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans. See the section of the Prospectus entitled "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain a revolving Line of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit initially may be in the amount of $45,000,000 and the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets, the maximum amount the Company may borrow is 300% of the Company's Net Assets. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the
Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

       Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 1999, the Company had $3,607,683 invested in such short-term investments as compared to $92 at December 31, 1998. The increase in the amount invested in short-term investments reflects subscription proceeds received from the sale of Shares during the nine months ended September 30, 1999. These funds will be used primarily to purchase Properties, to make Mortgage Loans, to pay Organizational and Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 1999 and 1998, Affiliates of the Company incurred on behalf of the Company $363,682 and $316,203, respectively, for certain Organizational and Offering Expenses. In addition, during the nine months ended September 30, 1999, Affiliates of the Company incurred on behalf of the Company $74,630 for certain Acquisition Expenses and $18,642 for certain Operating Expenses. As of September 30, 1999, the Company owed the Advisor $1,582,097 for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse the Company all
Organizational  and  Offering  Expenses  in  excess  of three  percent  of Gross
Proceeds.

       Since the commencement of the offering through September 30, 1999, approximately $313,519 has been incurred by the Company in Selling Commissions and marketing support and due diligence reimbursement fees to related parties, the majority of which was subsequently paid to unrelated third parties. In addition, since the commencement of the offering through September 30, 1999, the Company has reimbursed Affiliates approximately $135,339 for certain Organizational and Offering Expenses incurred on behalf of the Company and administrative services related to the offering.

       During the nine months ended September 30, 1999, the Company generated cash from operations of $31,845. Based on cash from operations, the Company declared and paid Distributions to its stockholders of $16,460 during the period July 13, 1999 (the date the Company commenced operations) through September 30, 1999. No Distributions were paid or declared for the nine months ended September 30, 1998. On October 1 and November 1, 1999, the Company declared Distributions to stockholders of record on October 1 and November 1, 1999, totalling $10,372 and $11,286, respectively (each representing $0.025 per share), payable in December 1999.

       For the nine months ended September 30, 1999, 100 percent of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of September 30, 1999 were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

         Due to anticipated low ongoing Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of November 9, 1999, the Company had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

RESULTS OF OPERATIONS

       No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 13, 1999. The Company did not acquire any Properties or enter into any Mortgage Loans during the nine months ended September 30, 1999.

       During the nine months ended September 30, 1999, the Company earned $31,845 in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

       Operating Expenses were $44,690 for the nine months September 30, 1999. Operating Expenses represent only a portion of Operating Expenses which the Company is expected to incur during a full nine month period in which the Company owns Properties or in which the Company is operational. The dollar amount of Operating Expenses is expected to increase as the Company acquires Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires Properties and invests in Mortgage Loans.

       The Company has incurred Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap").

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the nine months ended September 30, 1999, operating expenses include a charge of $20,000 for organizational costs.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in the Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in the Prospectus.

                         YEAR 2000 READINESS DISCLOSURE

OVERVIEW OF YEAR 2000 PROBLEM

         The year 2000 problem concerns the inability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The failure to accurately recognize the year 2000 could result in a variety of problems from data miscalculations to the failure of entire systems.

INFORMATION AND NON-INFORMATION TECHNOLOGY SYSTEMS

         The Company does not have any information or non-information technology systems. The Advisor and Affiliates of the Advisor provide all services requiring the use of information and non-information technology systems pursuant to the Advisory Agreement with the Company. The information technology system of the Affiliates of the Advisor consists of a network of personal computers and servers built using hardware and software from mainstream suppliers. The non-information technology systems of Affiliates of the Advisor are primarily facility related and include building security systems, elevators, fire suppressions, HVAC, electrical systems and other utilities. The Affiliates of the Advisor have no internally generated programmed software coding to correct, because substantially all of the software utilized by the Affiliates is purchased or licensed from external providers.

THE Y2K TEAM

         In early 1998, the Affiliates of the Advisor formed a Year 2000 committee (the "Y2K Team") for the purpose of identifying, understanding and addressing the various issues associated with the year 2000 problem. The Y2K Team consists of members from the Advisor and its Affiliates, including representatives from senior management, information systems, telecommunications, legal, office management, accounting and property management.

ASSESSING YEAR 2000 READINESS

         The Y2K Team's initial step in assessing year 2000 readiness consists of identifying any systems that are date sensitive and, accordingly, could have potential year 2000 problems. The Y2K Team has conducted inspections, interviews and tests to identify which of systems used by the Company could have a potential year 2000 problem.

         The information system of the Affiliates of the Advisor is comprised of hardware and software applications from mainstream suppliers. Accordingly, the Y2K Team has contacted and is evaluating documentation from the respective vendors and manufacturers to verify the year 2000 compliance of their products. The Y2K Team has also requested and is evaluating documentation from the non-information technology systems providers of the Affiliates.

         In addition, the Y2K Team has requested and is evaluating documentation from other companies with which the Company has material third party relationships. Such third parties, in addition to the providers of information and non-information technology systems, consist of the Company's transfer agent and financial institutions. The Company depends on its transfer agent to maintain and track investor information and its financial institutions for availability of cash.

         As of September 30, 1999, the Y2K Team had received responses from approximately 60% of the third parties. All of the responses were in writing. Of the third parties responding, all indicated that they are currently year 2000 compliant or will be year 2000 compliant prior to the year 2000. Although the Y2K Team continues to receive positive responses from the companies with which the Company has third party relationships regarding their year 2000 compliance, the Advisor cannot be assured that the third parties have adequately considered the impact of the year 2000.

ACHIEVING YEAR 2000 COMPLIANCE

         The Y2K Team has identified and completed upgrades of hardware equipment that was not year 2000 compliant. In addition, the Y2K Team has identified and completed upgrades of software applications that were not year 2000 compliant, although the Advisor cannot be assured that the upgrade solutions provided by the vendors have addressed all possible year 2000 issues.

         The cost for these upgrades and other remedial measures is the responsibility of the Advisor and its Affiliates. The Advisor does not expect that the Company will incur any costs in connection with year 2000 remedial measures.

ASSESSING THE RISKS TO THE COMPANY OF NON-COMPLIANCE AND DEVELOPING CONTINGENCY PLANS

RISK OF FAILURE OF INFORMATION AND NON-INFORMATION TECHNOLOGY SYSTEMS USED BY THE COMPANY

         The Advisor believes that the reasonably likely worst case scenario with regard to the information and non-information technology systems used by the Company is the failure of one or more of these systems as a result of year 2000 problems. Because the Company's major source of income will be rental payments under long-term triple-net leases, any failure of information or non-information technology systems used by the Company is not expected to have a material impact on the results of operations of the Company. Even if such systems failed, if the Company owned Properties, the payment of rent under the Company's leases would not be affected. In addition, the Y2K Team is expected to correct any Y2K problems within the control of the Advisor and its Affiliates before the year 2000.

         The Y2K Team has determined that a contingency plan to address this risk is not necessary at this time. However, if the Y2K Team identifies additional risks associated with the year 2000 compliance of the information or non-information technology systems used by the Company, the Y2K Team will develop a contingency plan if deemed necessary at that time.

RISK OF INABILITY OF TRANSFER AGENT TO ACCURATELY MAINTAIN COMPANY RECORDS

         The Advisor believes that the reasonably likely worst case scenario with regard to the Company's transfer agent is that the transfer agent will fail to achieve year 2000 compliance of its systems and will not be able to accurately maintain the records of the Company. This could result in the inability of the Company to accurately identify its stockholders for purposes of distributions, delivery of disclosure materials and transfer of units. The Y2K Team has received certification from the Company's transfer agent of its year 2000 compliance. Despite the positive response from the transfer agent, the Advisor cannot be assured that the transfer agent has addressed all possible year 2000 issues.

         The Y2K Team has developed a contingency plan pursuant to which the Advisor and its Affiliates would maintain the records of the Company manually, in the event that the systems of the transfer agent are not year 2000 compliant. The Advisor and its Affiliates would have to allocate resources to internally perform the functions of the transfer agent. The Advisor does not anticipate that the additional cost of these resources would have a material impact on the results of operations of the Company.

RISK OF LOSS OF SHORT-TERM LIQUIDITY FROM FAILURE OF FINANCIAL INSTITUTIONS TO ACHIEVE YEAR 2000 COMPLIANCE

         The Advisor believes that the reasonably likely worst case scenario with regard to the Company's financial institutions is that some or all of its funds on deposit with such financial institutions may be temporarily unavailable. The Y2K Team has received responses from 93% of the Company's financial institutions indicating that their systems are currently year 2000 compliant or are expected to be year 2000 compliant prior to the year 2000. Despite the positive responses from the financial institutions, the Advisor cannot be assured that the financial institutions have addressed all possible year 2000 issues. The loss of short-term liquidity could affect the Company's ability to pay its expenses on a current basis. The Advisor does not anticipate that a loss of short-term liquidity would have a material impact on the results of operations of the Company.

         Based upon the responses received from the Company's financial institutions and the inability of the Y2K Team to identify a suitable alternative for the deposit of funds that is not subject to potential year 2000 problems, the Y2K Team has determined not to develop a contingency plan to address this risk.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.) is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Health Care Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Seneff is Chairman of the Board of Directors and Chief Executive Officer, and Mr. Bourne is a director, President and Treasurer, of the Managing Dealer. In addition, Mr. Seneff is Chairman of the Board of Directors and Chief Executive Officer, and Mr. Bourne is a director and President, of the Advisor.

         The  Managing  Dealer  is  entitled  to  receive  Selling   Commissions
amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the offering of Shares, a substantial portion of which will be paid as commissions to other broker-dealers. For the period January 1, 1999 through November 9, 1999, and the year ended December 31, 1998, the Company had incurred $341,268 and $1,912, respectively of such fees, of which $311,361 and $1,785, respectively, has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 1999 through

November 9, 1999, and the year ended December 31, 1998, the Company had incurred $22,751 and $128, respectively, of such fees, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 during the five-year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. The Company had not issued any Soliciting Dealer Warrants to the Managing Dealer as of September 30, 1999.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 1999 through November 9, 1999, and the year ended December 31, 1998, the Company incurred $204,760 and $1,148, respectively, of such fees. Such fees are included in other assets.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 1999, the year ended December 31, 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $266,603, $196,184 and $15,202, respectively, for these services. For the nine months ended September 30, 1999, $256,795 of such costs represent stock issuance costs and $9,808 represents general operating and administrative expenses. For 1998 and 1997, such amounts are included in deferred offering costs.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in Health Care Facilities. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style, and in the case of two of the partnerships, casual-dining restaurant properties. Messrs. Bourne and Seneff also currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both REITs have investment objectives similar to those of the Company. As of September 30, 1999, the 18 partnerships and the two unlisted public REITs had raised a total of approximately $1.7 billion from a total of approximately 90,000 investors, and had invested in approximately 1,400 fast-food, family-style and casual-dining restaurant properties, and nine hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                    Number of       Date 90% of Net
                                                                                     Limited         Proceeds Fully
                             Maximum                                               Partnership        Invested or
Name of                      Offering                                               Units or          Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold       Investment (2)
------                       ----------                -----------                 -----------       --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)
                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      74,746,441 (3)       February 1999 (3)
Properties Fund, Inc.        (74,746,441 shares)

CNL Hospitality              $425,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (42,507,264 shares)


---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") represents the number of shares prior to a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF, commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (formerly CNL American Realty Fund, Inc.) ("CHP") commenced an offering of up to 16,500,000 shares of common stock ($165,000,000). On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
       through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CHP commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of September 30, 1999, CHP had received subscriptions totalling $73,248,406 (7,324,841 shares), including $232,466 (23,246 shares)
       through the reinvestment plan, from the 1999 Offering. As of such date, CHP had purchased, directly or indirectly, nine properties.

         As of September 30, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of September 30, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,519 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of September 30, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of September 30, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of September 30, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.


      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        49 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            38 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX






      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         35 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        56 fast-food or           AR, AZ, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MI, MN,
                           restaurants               NC, NE, NM, NY, OH,
                                                     OK, PA, TN, TX, VA,
                                                     WA, WY

CNL Income Fund            49 fast-food or           AZ, CO, FL, GA, IN,             All cash            Public
VII, Ltd.                  family-style              LA, MI, MN, NC, OH,
                           restaurants               SC, TN, TX, UT, WA

CNL Income Fund            42 fast-food or           AZ, FL, IN, LA, MI,             All cash            Public
VIII, Ltd.                 family-style              MN, NC, NY, OH, TN,
                           restaurants               TX, VA

CNL Income Fund IX,        44 fast-food or           AL, CO, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, LA, MI, MN, MS,
                           restaurants               NC, NH, NY, OH, SC,
                                                     TN, TX

CNL Income Fund X,         54 fast-food or           AL, CA, CO, FL, ID,             All cash            Public
Ltd.                       family-style              IL, LA, MI, MO, MT,
                           restaurants               NC, NE, NH, NM, NY,
                                                     OH, PA, SC, TN, TX, WA

CNL Income Fund XI,        43 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            50 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
XII, Ltd.                  family-style              LA, MO, MS, NC, NM,
                           restaurants               OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA






      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            65 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              KS, LA, MN, MO, MS,
                           restaurants               NC, NJ, NV, OH, SC,
                                                     TN, TX, VA

CNL Income Fund XV,        55 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            48 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     TN, TX, UT, WI

CNL Income Fund            31 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            25 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, TN, TX, VA
                           restaurants

CNL American               616 fast-food,            AL, AZ, CA, CO, CT,               (1)             Public REIT
Properties Fund,           family-style or           DE, FL, GA, IA, ID,
Inc.                       casual-dining             IL, IN, KS, KY, LA,
                           restaurants               MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Hospitality            9 limited service,        AZ, GA, NV, TX, WA                (2)             Public REIT
Properties, Inc.           extended stay or
                           full service hotels


(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) In 1998, CHP used proceeds from its line of credit and net offering proceeds to fund the acquisition of two of its properties. As of September 30, 1999, CHP had repaid amounts borrowed on its line of credit using additional net offering proceeds. In 1999, CHP acquired an interest in seven additional properties through CNL Hotel Investors, Inc. ("CHI"), a real estate investment trust jointly owned by CHP and Five Arrow Realty Securities II L.L.C. ("Five Arrows"). In connection with the acquisition of these seven properties, CHI used proceeds from permanent financing, in addition to net offering proceeds from CHP and cash contributions from Five Arrows.

         A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1994 and June 1999, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         In August and September 1999, the Company declared distributions totalling $7,422 and $9,038, respectively (each representing $0.02500 per Share), which were paid in September 1999. In addition, in October and November 1999, the Company declared Distributions totalling $10,372 and $11,286, respectively (each representing $0.02500 per Share), payable in December 1999. The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                  -------------------------------------------------
                  |                                               |
                  | THE UPDATED UNAUDITED FINANCIAL STATEMENTS OF | | CNL HEALTH CARE PROPERTIES, INC. CONTAINED IN | | THIS ADDENDUM SHOULD BE READ IN CONJUNCTION | | WITH APPENDIX B TO THE PROSPECTUS, DATED MAY |
                  | 24, 1999.                                     |
                  |                                               |
                  -------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                        CNL HEALTH CARE PROPERTIES, INC.






                                                                           Page
                                                                           ----
Updated Unaudited Financial Statements:

     Condensed Balance Sheets as of September 30, 1999 and
        December 31, 1998                                                   B-2

     Condensed Statements of Operations for the quarters and nine
        months ended September 30, 1999 and 1998                            B-3

     Condensed Statements of Stockholders' Equity for the nine months
        ended September 30, 1999 and the year ended December 31, 1998       B-4

     Condensed Statements of Cash Flows for the nine months ended
        September 30, 1999 and 1998                                         B-5

     Notes to Condensed Financial Statements for the quarters and nine
        months ended September 30, 1999 and 1998                            B-6

                        CNL HEALTH CARE PROPERTIES, INC.

                            CONDENSED BALANCE SHEETS

                                                             September 30,            December 31,
                                                                 1999                     1998
                                                            ----------------         ----------------

                             ASSETS

Cash and cash equivalents                                        $3,607,683                 $   92
Deferred offering costs                                                  --                975,339
Other assets                                                        272,422                  1,148
                                                           -----------------       ----------------

                                                                 $3,880,105               $976,579
                                                           =================       ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Due to related parties                                       $1,582,097               $685,372
    Accounts payable and accrued expenses                             4,016                 91,207
                                                           -----------------       ----------------
       Total liabilities                                          1,586,113                776,579
                                                           -----------------       ----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                         --                      --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 103,000,000 shares                       --                      --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued and
       outstanding 411,899 and 20,000 shares,
       respectively                                                   4,119                    200
    Capital in excess of par value                                2,319,178                199,800
    Accumulated deficit                                             (29,305 )                   --
                                                           -----------------       ----------------
                                                                  2,293,992                200,000
                                                           -----------------       ----------------

                                                                 $3,880,105               $976,579
                                                           =================       ================




                 See accompanying notes to financial statements.




                                         CNL HEALTH CARE PROPERTIES, INC.

                                        CONDENSED STATEMENTS OF OPERATIONS


                                                               Quarter and Nine Months
                                                                 Ended September 30,
                                                             1999                   1998
                                                        ---------------        ----------------

Revenues:
    Interest income                                            $31,845                   $  --
                                                       ----------------       -----------------

Expenses:
    General operating and administrative                        24,690                       --
    Organizational costs                                        20,000                       --
                                                       ----------------       -----------------
                                                                44,690                       --
                                                       ----------------       -----------------

Net Loss                                                     $ (12,845 )                 $  --
                                                       ================       =================

Loss Per Share of Common Stock
    (Basic and Diluted)                                        $  (.04 )                 $  --
                                                       ================       =================

Weighted Average Number of Shares of
    Common Stock Outstanding                                   342,929                       --
                                                       ================       =================




                 See accompanying notes to financial statements.




                        CNL HEALTH CARE PROPERTIES, INC.

                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY

                    Nine Months Ended September 30, 1999 and
                          Year Ended December 31, 1998

                                                Common stock              Capital in
                                          --------------------------
                                            Number           Par          excess of         Accumulated
                                           of Shares        value         par value           deficit             Total
                                          ------------    ----------     -------------    ----------------    --------------

Balance at December 31, 1997                  20,000         $  200       $  199,800            $     --         $  200,000

Subscriptions received for common
    stock through public offering              2,550             26           25,474                  --             25,500

Subscriptions held in escrow                  (2,550 )          (26 )        (25,474 )                --            (25,500 )
                                        -------------    -----------   --------------    ----------------   ----------------

Balance at December 31, 1998                  20,000            200          199,800                  --            200,000

Subscriptions received for common
    stock through public offering
    and distribution reinvestment plan       414,399          4,144        4,139,847                  --          4,143,991

Subscriptions held in escrow                 (22,500 )         (225 )       (224,775 )                --           (225,000 )

Stock issuance costs                              --             --       (1,795,694 )                --         (1,795,694 )

Net loss                                          --             --               --             (12,845 )          (12,845 )

Distributions declared and paid
    ($.050 per share)                             --             --               --             (16,460 )          (16,460 )
                                        -------------    -----------   --------------    ----------------   ----------------

Balance at September 30, 1999                411,899        $ 4,119      $ 2,319,178         $   (29,305 )      $ 2,293,992
                                        =============    ===========   ==============    ================   ================






                 See accompanying notes to financial statements.




                        CNL HEALTH CARE PROPERTIES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS


                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                            1999                   1998
                                                                        --------------        ----------------

Increase (Decrease) in Cash and Cash Equivalents:

   Cash Flows from Operating Activities                                      $ 31,845                   $  --
                                                                       ---------------       -----------------

   Cash Flows from Financing Activities:
      Subscriptions received from stockholders                              3,918,991                      --
      Distributions to stockholders                                           (16,460 )                    --
      Reimbursement of stock issuance costs paid by
         related parties on behalf of the Company                                  --                (135,339 )
      Payment of stock issuance costs                                        (326,785 )               (64,569 )
                                                                       ---------------       -----------------
           Net cash provided by (used in) financing
              activities                                                    3,575,746                (199,908 )
                                                                       ---------------       -----------------

Net Increase (Decrease) in Cash and Cash Equivalents                        3,607,591                (199,908 )

Cash and Cash Equivalents at Beginning of Period                                   92                 200,000
                                                                       ---------------       -----------------

Cash and Cash Equivalents at End of Period                                 $3,607,683                  $   92
                                                                       ===============       =================

Supplement Schedule of Non-Cash and Financing
Activities:

   Related parties paid certain acquisition,
     deferring offering and stock issuance
     costs on behalf of the Company as follows:
        Acquisition costs                                                    $ 74,630                   $  --
        Deferred offering costs                                                    --                 316,203
        Stock issuance costs                                                  363,682                      --
                                                                       ===============       =================
                                                                            $ 438,312               $ 316,203
                                                                       ===============       =================







                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 1999 and 1998


1.       Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of the management, necessary to a fair statement of the results for the interim period presented. Operating results for the quarter and nine months ended September 30, 1999 may not be indicative of the results that may be expected for the year ending December 31, 1999. Amounts as of December 31, 1998, included in the financial statements, have been derived from audited financial statements as of that date.

         New Accounting Standard - In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the nine months ended September 30, 1999, the Company expensed $20,000 of organization costs.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999, were devoted to organization of the Company.

         Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational. The weighted average number of shares of common stock outstanding for the period July 14, 1999 through September 30, 1999, was 342,929.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in Form 10-K of CNL Health Care Properties, Inc. (the "Company") for the year ended December 31, 1998.

2.       Other Assets:

         Other assets at September 30, 1999, consisted of acquisition fees and miscellaneous acquisition expenses which will be allocated to future properties and miscellaneous prepaid expenses.

                        CNL HEALTH CARE PROPERTIES, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 1999 and 1998


3.       Stock Issuance Costs:

         The Company has incurred certain expenses associated with its offerings of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Preliminary costs incurred prior to raising capital were advanced by the affiliates of the Company. CNL Health Care Advisors, Inc. (the "Advisor") has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company in connection with the current offering.

         During the nine months ended September 30, 1999 and the year ended December 31, 1998, the Company incurred $838,355 and $875,009, respectively in organizational and offering costs, including $329,479 and $2,040, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 5). These amounts have been treated as stock issuance costs and have been charged to stockholders' equity subject to the three percent cap described above.

4.       Distributions:

         For the nine months ended September 30, 1999, 100 percent of the distributions paid to stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' 8% return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 1999 may not be indicative of the results that may be expected for the year ending December 31, 1999.

5.       Related Party Arrangements:

         Certain affiliates of the Company will receive fees and compensation in connection with the offering, and the acquisition, management and sale of the assets of the Company.

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of the shares, a substantial portion of which will be paid as commissions to other broker-dealers. During the nine months ended September 30, 1999, the Company incurred $292,012 of such fees, of which $281,140 were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                        CNL HEALTH CARE PROPERTIES, INC.

           Quarters and Nine Months Ended September 30, 1999 and 1998


5.       Related Party Arrangements - Continued:

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 1999, the Company incurred $19,467 of such fees, the majority of which will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five-year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance.

         The Advisor is entitled to receive acquisition fees for services in connection with finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing of the shares on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance secured equipment leases. During the nine months ended September 30, 1999, the Company incurred $175,207 of such fees. Such fees are included in other assets at September 30, 1999.

         The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, the Advisor is required to reimbursed the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap").

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering), on a day-to-day basis.

                        CNL HEALTH CARE PROPERTIES, INC.

           Quarters and Nine Months Ended September 30, 1999 and 1998


5.       Related Party Arrangements - Continued:

         The expenses incurred for these services were classified as follows for the nine months ended September 30:

                                                       1999             1998
                                                  -------------     ------------

           Deferred offering costs                       $  --         $106,779
           Stock issuance costs                        256,795               --
           General operating and administrative
               expenses                                  9,808                --
                                                  -------------     ------------

                                                      $266,603         $106,779
                                                  =============     ============

         Amounts due to related parties consisted of the following at:

                                                          September 30,           December 31,
                                                              1999                    1998
                                                         ---------------       -----------------

           Due to the Advisor:
               Expenditures incurred on behalf of
                  the Company                                 $ 853,122               $ 470,798
               Accounting and administrative services           477,989                 211,386
               Acquisition fees and expenses                    250,986                   1,148
                                                         ---------------       -----------------
                                                              1,582,097                 683,332
                                                         ---------------       -----------------

           Due to CNL Securities Corp.:
               Commissions                                           --                   1,912
               Marketing support and due diligence
                  expense reimbursement fee                           --                     128
                                                         ---------------       -----------------
                                                                      --                   2,040
                                                         ---------------       -----------------

                                                             $1,582,097               $ 685,372
                                                         ===============       =================


                        CNL HEALTH CARE PROPERTIES, INC.

           Quarters and Nine Months Ended September 30, 1999 and 1998


6.       Subsequent Event:

         During the period October 1, 1999 through October 25, 1999, the Company received subscription proceeds for an additional 32,060 shares ($320,605) of common stock. As of October 25, 1999, the Company had received total subscription proceeds of $4,464,596, including $225,000 from Pennsylvania investors whose funds will be held in escrow until aggregate subscription proceeds total at least $7,775,000.

         On October 1, 1999, the Company declared distributions totalling $10,372, or $0.025 per share of common stock, payable in December 1999, to stockholders of record on October 1, 1999.

                                   ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES


                  -------------------------------------------
                  |                                         |
                  | THE FOLLOWING  INFORMATION  UPDATES AND |
                  | REPLACES THE CORRESPONDING  INFORMATION |
                  | IN   APPENDIX   C   TO   THE   ATTACHED |
                  | PROSPECTUS, DATED MAY 24, 1999.         |
                  |                                         |
                  -------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL
Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1999. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1994 and June 1999.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1994 and June 1999. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 1999.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between July 1994 and June 1999.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1994 and June 1999.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.


                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS



                                            CNL Income        CNL Income         CNL American          CNL Income
                                             Fund XV,         Fund XVI,           Properties           Fund XVII,
                                               Ltd.              Ltd.                Fund,                Ltd.
                                                                                     Inc.
                                           -------------     -------------      ----------------      -------------
                                                                                   (Note 1)

Dollar amount offered                       $40,000,000       $45,000,000          $745,000,000        $30,000,000
                                           =============     =============      ================      =============

Dollar amount raised                              100.0 %           100.0 %               100.0 %            100.0 %
                                           -------------     -------------      ----------------      -------------

Less offering expenses:

   Selling commissions and discounts               (8.5 )            (8.5 )                (7.5 )             (8.5 )
   Organizational expenses                         (3.0 )            (3.0 )                (2.2 )             (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                        (0.5 )            (0.5 )                (0.5 )             (0.5 )
                                           -------------     -------------      ---------------       -------------
                                                  (12.0 )           (12.0 )               (10.2 )            (12.0 )
                                           -------------     -------------      ----------------      -------------
                                           -------------     -------------      ----------------      -------------
Reserve for operations                                --               --                    --                 --
                                           -------------     -------------      ----------------      -------------

Percent available for investment                   88.0 %            88.0 %                89.8 %             88.0 %
                                           =============     =============      ================      =============

Acquisition costs:

   Cash down payment                               82.5 %            82.5 %                85.3 %             83.5 %
   Acquisition fees paid to affiliates              5.5               5.5                   4.5                4.5
   Loan costs                                        --                --                    --                 --
                                           -------------     -------------      ----------------      -------------

Total acquisition costs                            88.0 %            88.0 %                89.8 %             88.0 %
                                           =============     =============      ================      =============

Percent leveraged (mortgage financing
   divided by total acquisition costs)               --                --                    --                 --

Date offering began                             2/23/94           9/02/94              4/19/95,            9/02/95
                                                                                        2/06/97
                                                                                    and 3/02/98

Length of offering (in months)                        6                 9         22, 13 and 9,                 12
                                                                                   respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                             10                11        23, 16 and 11,                 15
                                                                                   respectively

Note 1:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities Act of 1933, as amended,  effective March 29, 1995, CNL
              American   Properties  Fund,  Inc.  ("APF")  registered  for  sale
              $165,000,000  of shares of common stock (the "Initial  Offering"), including $15,000,000 available only to stockholders participating in the company's  reinvestment  plan. The Initial  Offering of APF commenced  April 19,  1995,  and upon  completion  of the  Initial
              Offering on February 6, 1997, had received  subscription  proceeds of $150,591,765  (15,059,177  shares),  including $591,765 (59,177 shares) issued pursuant to the  reinvestment  plan.  Pursuant to a
              Registration  Statement on Form S-11 under the  Securities  Act of
              1933, as amended,  effective  January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the  company's  reinvestment  plan.  The 1997  Offering  of APF commenced  following  the  completion  of the Initial  Offering on
              February  6, 1997,  and upon  completion  of the 1997  Offering on
              March 2, 1998, had received  subscription proceeds of $251,872,648
              (25,187,265 shares),  including $1,872,648 (187,265 shares) issued pursuant to the  reinvestment  plan.  Pursuant  to a  Registration
              Statement  on Form  S-11  under  the  Securities  Act of 1933,  as
              amended,   effective  May  12,  1998,   APF  registered  for  sale
              $345,000,000 of shares of common stock (the "1998 Offering").  The
              1998  Offering of APF commenced  following  the  completion of the
              1997  Offering on March 2, 1998.  As of January 31, 1999,  APF had
              received subscriptions totalling  approximately  $345,000,000 from the 1998 Offering,  including  $3,107,848  issued  pursuant to the company's  reinvestment  plan.  The  1998  Offering  became  fully
              subscribed   in  December   1998  and   proceeds   from  the  last
              subscriptions were received in January 1999.











  CNL Income         CNL Hospitality
  Fund XVIII,          Properties,
     Ltd.                 Inc.
----------------    ------------------
                        (Note 2)

    $35,000,000          $150,072,637
================    ==================

          100.0 %               100.0 %
----------------    ------------------



           (8.5 )                (7.5 )
           (3.0 )                (3.0 )



           (0.5 )                (0.5 )
----------------    ------------------
          (12.0 )               (11.0 )
----------------    ------------------
              --
----------------    ------------------

           88.0 %                89.0 %
================    ==================



           83.5 %                84.5 %
            4.5                   4.5
              --                     --
----------------    ------------------

           88.0 %                89.0 %
================    ==================


              --                     --

        9/20/96              07/09/97


             17                    23




             17                Note 2


Note 2:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities  Act of 1933, as amended,  effective  July 9, 1997, CNL
              Hospitality   Properties,   Inc.   ("CHP")   registered  for  sale
              $165,000,000  of shares of common stock (the "Initial  Offering"), including $15,000,000 available only to stockholders participating in the company's  reinvestment  plan. The Initial  Offering of CHP commenced  September 11, 1997, and upon  completion of the Initial
              Offering on June 17, 1999 had  received  $150,072,637  (15,007,264 shares),  including  $72,637 (7,264 shares) issued pursuant to the reinvestment  plan.  Pursuant to a Registration  Statement on Form
              S-11 under the Securities Act of 1933, as amended,  effective June
              17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"),  including $25,000,000 available only to stockholders  participating in the Company's reinvestment plan.
              The 1999 Offering of CHP commenced following the completion of the
              Initial  Offering on June 17, 1999.  As of June 30, 1999,  CHP had
              received subscription proceeds of $7,657,757 (765,776 shares) from
              its  1999  Offering,   including  $88,403  (8,840  shares)  issued
              pursuant to the  reinvestment  plan. As of June 30, 1999,  CHP had
              invested    approximately    $61,600,000   in   nine   properties,
              representing   49%  of  the  amount  available  from  its  Initial
              Offering.






                                    TABLE II
                             COMPENSATION TO SPONSOR



                                              CNL Income        CNL Income          CNL American       CNL Income
                                               Fund XV,          Fund XVI,        Properties Fund,     Fund XVII,
                                                 Ltd.              Ltd.                 Inc.              Ltd.
                                             -------------     --------------     -----------------   --------------
                                                                                      (Note 1)
Date offering commenced                           2/23/94            9/02/94      4/19/95, 2/06/97          9/02/95
                                                                                       and 3/02/98

Dollar amount raised                          $40,000,000        $45,000,000          $747,464,420      $30,000,000
                                             =============     ==============     =================   ==============
Amount paid to sponsor from proceeds
  of offering:
     Selling commissions and discounts          3,400,000          3,825,000            56,059,832        2,550,000
     Real estate commissions                           --                 --                    --               --
     Acquisition fees                           2,200,000          2,475,000            33,604,618        1,350,000
                                                                                          (Note 5)
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                     200,000            225,000             3,737,322          150,000
                                             -------------     --------------     -----------------   --------------
Total amount paid to sponsor                    5,800,000          6,525,000            93,401,772        4,050,000
                                             =============     ==============     =================   ==============
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor:
     1999 (6 months)                            1,545,029          1,681,308            30,646,055        1,280,674
     1998                                       3,343,292          3,765,104            42,216,874        2,638,733
     1997                                       3,419,967          3,909,781            18,514,122        2,611,191
     1996                                       3,557,073          3,911,609             6,096,045        1,340,159
     1995                                       3,361,477          2,619,840               594,425           11,671
     1994                                       1,154,454            212,171                    --               --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees):
     1999 (6 months)                               76,270             80,719             2,389,763           50,370
     1998                                         126,564            141,410             3,100,599          117,814
     1997                                         113,372            129,357             1,437,908          116,077
     1996                                         122,391            157,883               613,505          107,211
     1995                                         122,107            138,445                95,966            2,659
     1994                                          37,620              7,023                    --               --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                              3,312,297          1,385,384            11,233,372               --
     Notes                                             --                 --                    --               --
Amount paid to sponsors from property
  sales and refinancing:
     Real estate commissions                           --                 --                    --               --
     Incentive fees                                    --                 --                    --               --
     Other (Note 2)                                    --                 --                    --               --

Note 1:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities Act of 1933, as amended,  effective March 29, 1995, CNL
              American   Properties  Fund,  Inc.  ("APF")  registered  for  sale
              $165,000,000  of shares of common stock (the "Initial  Offering"), including $15,000,000 available only to stockholders participating in the company's  reinvestment  plan. The Initial  Offering of APF commenced  April 19,  1995,  and upon  completion  of the  Initial
              Offering on February 6, 1997, had received  subscription  proceeds of $150,591,765  (15,059,177  shares),  including $591,765 (59,177 shares) issued pursuant to the  reinvestment  plan.  Pursuant to a
              Registration  Statement on Form S-11 under the  Securities  Act of
              1933, as amended,  effective  January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the  company's  reinvestment  plan.  The 1997  Offering  of APF commenced  following  the  completion  of the Initial  Offering on
              February  6, 1997,  and upon  completion  of the 1997  Offering on
              March 2, 1998, had received  subscription proceeds of $251,872,648
              (25,187,265 shares),  including $1,872,648 (187,265 shares) issued pursuant to the  reinvestment  plan.  Pursuant  to a  Registration
              Statement  on Form  S-11  under  the  Securities  Act of 1933,  as
              amended,   effective  May  12,  1998,   APF  registered  for  sale
              $345,000,000 of shares of common stock (the "1998 Offering").  The
              1998  Offering of APF commenced  following  the  completion of the
              1997  Offering on March 2, 1998.  As of January 31, 1999,  APF had
              received subscriptions totalling  approximately  $345,000,000 from the 1998 Offering,  including  $3,107,848  issued  pursuant to the company's  reinvestment  plan.  The  1998  Offering  became  fully
              subscribed   in  December   1998  and   proceeds   from  the  last
              subscriptions  were  received in January  1999.  The amounts shown represent the combined results of the Initial  Offering,  the 1997
              Offering and the 1998  Offering as of January 31, 1999,  including shares issued pursuant to the company's reinvestment plans.









  CNL Income         CNL Hospitality
  Fund XVIII,          Properties,
     Ltd.                  Inc.
----------------    -------------------
                         (Note 4)
        9/20/96     7/9/97 and 6/17/99


    $35,000,000           $157,730,394
================    ===================


      2,975,000             10,704,809
            --                      --
      1,575,000              6,992,871




        175,000                713,654
----------------    ------------------
      4,725,000             18,411,334
================    ===================



      1,502,770              2,251,573
      2,964,628              2,985,455
      1,459,963                 29,358
         30,126                      --
              --                      --
              --                      --



         52,883                217,816
        132,890                208,490
         98,207                  6,889
          2,980                      --
              --                      --
              --                      --



              --                      --
              --                      --


              --                      --
              --                      --
              --                      --

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the six months ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996, APF incurred
              $67,967,  $54,998, $87,665 and $70,070,  respectively,  in secured equipment lease servicing fees.

Note 3:       Excludes   properties  sold  and  substituted   with   replacement
              properties, as permitted under the terms of the lease agreements.

Note 4:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities  Act of 1933, as amended,  effective  July 9, 1997, CNL
              Hospitality  Properties,  Inc. registered for sale $165,000,000 of
              shares  of  common  stock  (the  "Initial  Offering"),   including
              $15,000,000  available only to stockholders  participating  in the company's  reinvestment  plan.  The  offering  of  shares  of  CNL
              Hospitality  Properties,  Inc.  commenced  September 11, 1997, and upon  completion  of the Initial  Offering on June 17,  1999,  had
              received   subscription   proceeds  of  $150,072,637   (15,007,264
              shares),  including  $72,637 (7,264 shares) issued pursuant to the reinvestment  plan.  Pursuant to a Registration  Statement on Form
              S-11,  as  amended,  effective  June  17,  1999,  CNL  Hospitality
              Properties,  Inc.  registered for sale  $275,000,000  of shares of common  stock  (the "1999  Offering").  The 1999  Offering  of CNL
              Hospitality Properties, Inc. commenced following the completion of the Initial Offering on June 17, 1999. The amounts shown represent the  combined  results  of  the  Initial  Offering  and  the  1999
              Offering,  including  subscription proceeds issued pursuant to the reinvestment plan as of June 30, 1999.





TABLE II - COMPENSATION TO SPONSOR (continued)




Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of June 30, 1999, APF had incurred
              $4,483,456 of such fees.





                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.


                                                   1993
                                                 (Note 1)             1994              1995               1996
                                               --------------     -------------     -------------      -------------

Gross revenue                                       $      0       $ 1,143,586       $ 3,546,320        $ 3,632,699
Equity in earnings of joint ventures                       0             8,372           280,606            392,862
Profit (Loss) from sale of properties
    (Note 4)                                               0                 0           (71,023 )                0
Provision for loss on land and buildings
    (Note 7 and 8)                                         0                 0                 0                  0
Interest income                                            0           167,734            88,059             43,049
Less:  Operating expenses                                  0           (62,926 )        (228,319 )         (235,319 )
       Transaction costs                                   0                 0                 0                  0
       Interest expense                                    0                 0                 0                  0
       Depreciation and amortization                       0           (70,848 )        (243,175 )         (248,232 )
                                               --------------     -------------     -------------      -------------
Net income - GAAP basis                                    0         1,185,918         3,372,468          3,585,059
                                               ==============     =============     =============      =============
Taxable income
    -  from operations                                     0         1,026,715         2,861,912          2,954,318
                                               ==============     =============     =============      =============
    -  from gain on sale                                   0                 0                 0                  0
                                               ==============     =============     =============      =============
Cash generated from operations (Notes 2
    and 3)                                                 0         1,116,834         3,239,370          3,434,682
Cash generated from sales (Note 4)                         0                 0           811,706                  0
Cash generated from refinancing                            0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Cash generated from operations, sales and
    refinancing                                            0         1,116,834         4,051,076          3,434,682
Less:  Cash distributions to investors
    (Notes 5, 6 and 10)
      -  from operating cash flow                          0          (639,944 )      (2,650,003 )       (3,200,000 )
      -  from sale of properties                           0                 0                 0                  0
      -  from cash flow from prior period                  0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Cash generated (deficiency) after cash
    distributions                                          0           480,890         1,401,073            234,682
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                      0        40,000,000                 0                  0
      General partners' capital
        contributions                                  1,000                 0                 0                  0
      Syndication costs                                    0        (3,892,003 )               0                  0
      Acquisition of land and buildings                    0       (22,152,379 )      (1,625,601 )                0
      Investment in direct financing leases                0        (6,792,806 )      (2,412,973 )                0
      Investment in joint ventures                         0        (1,564,762 )        (720,552 )         (129,939 )
      Return of capital from joint venture                 0                 0                 0                  0
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XV, Ltd. by related parties                   0        (1,098,197 )         (23,507 )                0
      Increase in other assets                             0          (187,757 )               0                  0
      Other                                              (38 )          (6,118 )          25,150                  0
                                               --------------     -------------     -------------      -------------
Cash generated (deficiency) after cash
    distributions and special items                      962         4,786,868        (3,356,410 )          104,743
                                               ==============     =============     =============      =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                     0                33                71                 73
                                               ==============     =============     =============      =============
    -  from recapture                                      0                 0                 0                  0
                                               ==============     =============     =============      =============
Capital gain (loss) (Note 4)                               0                 0                 0                  0
                                               ==============     =============     =============      =============










                                        6 months
     1997               1998              1999
----------------    --------------    -------------

    $ 3,622,123       $ 3,179,911      $ 1,610,248
        239,249           236,553          123,928

              0                 0                0

              0          (280,907 )       (132,446 )
         46,642            54,576           18,059
       (224,761 )        (242,552 )       (160,072 )
              0           (23,196 )       (107,297 )
              0                 0                0
       (248,348 )        (281,888 )       (150,547 )
----------------    --------------    -------------
      3,434,905         2,642,497        1,201,873
================    ==============    =============

      2,856,893         2,847,638        1,210,384
================    ==============    =============
         47,256                 0                0
================    ==============    =============

      3,306,595         3,216,728        1,468,759
              0                 0                0
              0                 0                0
----------------    --------------    -------------

      3,306,595         3,216,728        1,468,759


     (3,280,000 )      (3,216,728 )     (1,468,759 )
              0                 0                0
              0          (183,272 )       (131,241 )
----------------    --------------    -------------

         26,595          (183,272 )       (131,241 )



              0                 0                0

              0                 0                0
              0                 0                0
              0                 0                0
              0                 0                0
              0          (216,992 )              0
         51,950                 0                0



              0                 0                0
              0                 0                0
              0                 0                0
----------------    --------------    -------------

         78,545          (400,264 )       (131,241 )
================    ==============    =============




             71                70               30
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0                0
================    ==============    =============




TABLE III - CNL INCOME FUND XV, LTD. (continued)




                                                   1993
                                                 (Note 1)             1994              1995               1996
                                               --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              0                21                66                 80
    -  from capital gain                                   0                 0                 0                  0
    -  from investment income from prior
       period                                              0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 5)                 0                21                66                 80
                                               ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          0                 0                 0                  0
    -  from refinancing                                    0                 0                 0                  0
    -  from operations                                     0                21                66                 80
    -  from investment income from prior
       period                                              0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 5)                 0                21                66                 80
                                               ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6, 9 and 10)       0.00 %            5.00 %            7.25 %             8.20 %
Total cumulative cash distributions per
    $1,000 investment from inception                       0                21                87                167
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 4)                                    N/A               100 %             100 %              100 %

Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994.
              Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2:       Cash  generated  from  operations  includes  cash  received   from
              tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4:       During 1995, the partnership  sold three of its  properties  to  a tenant for its original purchase price, excluding acquisition fees and miscellaneous  acquisition  expenses.  The majority of the net sales proceeds were used to acquire  additional  properties.  As a result of these  transactions,  the partnership  recognized a loss for  financial  reporting  purposes  of $71,023  primarily  due to
              acquisition  fees  and  miscellaneous   acquisition  expenses  the
              partnership  had allocated to the three  properties and due to the accrued rental income relating to future  scheduled rent increases that the  partnership  had  recorded  and  reversed at the time of sale.  In  addition,  during  1996,  Wood-Ridge  Real Estate Joint
              Venture,  in which the partnership  owns a 50% interest,  sold its
              two   properties   to  the  tenant  and   recognized   a  gain  of
              approximately  $261,100 for  financial  reporting  purposes.  As a
              result,   the  partnership's  pro  rata  share  of  such  gain  of
              approximately  $130,550  is  included  in  equity in  earnings  of unconsolidated joint ventures for 1996.

Note 5:       Distributions  declared  for the  quarters   ended   December  31,
              1994,  1995,  1996, 1997 and 1998 are reflected in the 1995, 1996,
              1997, 1998 and 1999 columns,  respectively,  due to the payment of such  distributions  in January 1995,  1996,  1997, 1998 and 1999, respectively.  As a result of  distributions  being presented on a cash basis,  distributions  declared and unpaid as of December 31,
              1994, 1995, 1996, 1997, 1998 and June 30, 1999 are not included in the 1994, 1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7:       During  the  year  ended  December  31,  1998,   the   Partnership
              established  an  allowance  for  loss on  land  and  buildings  of
              $280,907 for financial  reporting  purposes relating to two of the four  Long John  Silver's  properties,  one in each of  Lancaster,
              South Carolina and Lexington,  North  Carolina,  whose leases were rejected by the tenant.  The tenant of these  properties filed for bankruptcy  and  ceased  payment  of rents  under the terms of the lease agreements.  The loss represents the difference  between the carrying  value of the  Properties  at  December  31, 1998 and the current estimated net realizable value for these Properties.










                                          6 months
      1997                1998              1999
------------------    --------------    -------------



               82                65               30
                0                 0                0

                0                20               10
------------------    --------------    -------------
               82                85               40
==================    ==============    =============

                0                 0                0
                0                 0                0
               82                80               37

                0                 5                3
------------------    --------------    -------------
               82                85               40
==================    ==============    =============


             8.00 %            8.50 %           8.00 %

              249               334              374






              100 %             100 %            100 %

Note 8: At June 30, 1999, the Partnership recorded a provision for loss on building in the amount of $132,446 for financial reporting purposes relating to a Long John Silver's Property in Gastonia, North Carolina, the lease for which was rejected by the tenant in June 1998. The tenant of this Property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement.
              The impairment represents the difference between the carrying value of the Property at June 30, 1999 and the estimated net sales proceeds from the sale of the Property based on a pending sales contract with an unrelated third party.

Note 9:       Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period. (See Note 5 above)

Note 10: Cash distributions for 1998 include an additional amount equal to 0.50% of invested capital which was earned in 1997 or prior years, but declared payable in the first quarter of 1998.

Note 11: Certain data for columns representing less than 12 months have been annualized.




                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XVI, LTD.


                                                     1993
                                                   (Note 1)             1994              1995               1996
                                                 --------------     --------------    --------------     -------------

Gross revenue                                         $      0         $  186,257       $ 2,702,504       $ 4,343,390
Equity in earnings from joint venture                        0                  0                 0            19,668
Profit from sale of properties (Notes 4
    and 5)                                                   0                  0                 0           124,305
Provision for loss on building (Notes 8 and                  0                  0                 0                 0
9)
Interest income                                              0             21,478           321,137            75,160
Less:  Operating expenses                                    0            (10,700 )        (274,595 )        (261,878 )
       Transaction costs                                     0                  0                 0                 0
       Interest expense                                      0                  0                 0                 0
       Depreciation and amortization                         0             (9,458 )        (318,205 )        (552,447 )
                                                 ==============     ==============    ==============     =============
Net income - GAAP basis                                      0            187,577         2,430,841         3,748,198
                                                 ==============     ==============    ==============     =============
Taxable income
    -  from operations                                       0            189,864         2,139,382         3,239,830
                                                 ==============     ==============    ==============     =============
    -  from gain on sale (Notes 4 and 5)                     0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Cash generated from operations (Notes 2
    and 3)                                                   0            205,148         2,481,395         3,753,726
Cash generated from sales (Notes 4 and 5)                    0                  0                 0           775,000
Cash generated from refinancing                              0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated from operations, sales and
    refinancing                                              0            205,148         2,481,395         4,528,726
Less:  Cash distributions to investors
    (Note 6)
      -  from operating cash flow                            0             (2,845 )      (1,798,921 )      (3,431,251 )
      -  from sale of properties                             0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions                                            0            202,303           682,474         1,097,475
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                        0         20,174,172        24,825,828                 0
      General partners' capital
        contributions                                    1,000                  0                 0                 0
      Syndication costs                                      0         (1,929,465 )      (2,452,743 )               0
      Acquisition of land and buildings                      0        (13,170,132 )     (16,012,458 )      (2,355,627 )
      Investment in direct financing leases                  0           (975,853 )      (5,595,236 )        (405,937 )
      Investment in joint ventures                           0                  0                 0          (775,000 )
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XVI, Ltd. by related parties                    0           (854,154 )        (405,569 )          (2,494 )
      Increase in other assets                               0           (443,625 )         (58,720 )               0
      Increase (decrease) in restricted cash                 0                  0                 0                 0
      Reimbursement from developer of
         construction costs                                  0                  0                 0                 0
      Other                                                (36 )          (20,714 )          20,714                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions and special items                        964          2,982,532         1,004,290        (2,441,583 )
                                                 ==============     ==============    ==============     =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                       0                 17                53                71
                                                 ==============     ==============    ==============     =============
    -  from recapture                                        0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Capital gain (loss) (Notes 4 and 5)                          0                  0                 0                 0
                                                 ==============     ==============    ==============     =============









                                        6 months
     1997               1998              1999
----------------    --------------    -------------

   $  4,308,853       $ 3,901,555      $ 1,874,675
         73,507           132,002           79,712

         41,148                 0                0
              0          (266,257 )        (84,478 )
         73,634            60,199           28,862
       (272,932 )        (270,489 )       (178,006 )
              0           (24,652 )       (116,210 )
              0 )               0                0
       (563,883          (555,360 )       (293,087 )
----------------    --------------    -------------
      3,660,327         2,976,998        1,311,468
================    ==============    =============

      3,178,911         3,153,618        1,422,726
================    ==============    =============
         64,912                 0                0
================    ==============    =============

      3,780,424         3,623,694        1,600,589
        610,384                 0                0
              0                 0                0
----------------    --------------    -------------

      4,390,808         3,623,694        1,600,589


     (3,600,000 )      (3,623,694 )     (1,600,589 )
              0           (66,306 )       (199,411 )
----------------    --------------    -------------

        790,808           (66,306 )       (199,411 )



              0                 0                0

              0                 0                0
              0                 0                0
        (23,501 )          (3,545 )              0
        (29,257 )         (28,403 )              0
              0          (744,058 )       (158,512 )



              0                 0                0
              0                 0                0
       (610,384 )         610,384                0

              0           161,648                0
              0                 0          (11,809 )
----------------    --------------    -------------

        127,666           (70,280 )       (369,732 )
================    ==============    =============




             70                69               31
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0                0
================    ==============    =============





TABLE III - CNL INCOME FUND XVI, LTD. (continued)




                                                   1993
                                                 (Note 1)             1994              1995               1996
                                               --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              0                 1                45                 76
    -  from capital gain                                   0                 0                 0                  0
    -  from investment income from prior
       period                                              0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          0                 0                 0                  0
    -  from refinancing                                    0                 0                 0                  0
    -  from operations                                     0                 1                45                 76
    -  from prior period                                   0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 7 and 10)          0.00 %            4.50 %            6.00 %             7.88 %
Total cumulative cash distributions per
    $1,000 investment from inception                       0                 1                46                122
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                  N/A               100 %             100 %              100 %
    acquisition cost of all properties in
    program)  (Notes 4 and 5)

Note 1:       Pursuant to a  registration  statement  on  Form  S-11  under  the
              Securities  Act of 1933,  as amended,  CNL Income  Fund XVI,  Ltd.
              ("CNL XVI") and CNL Income Fund XV, Ltd. each  registered for sale
              $40,000,000 units of limited partnership interests ("Units").  The offering of Units of CNL Income Fund XV, Ltd.  commenced  February
              23, 1994.  Pursuant to the registration  statement,  CNL XVI could not  commence  until the  offering of Units of CNL Income Fund XV,
              Ltd.  was  terminated.  CNL Income  Fund XV, Ltd.  terminated  its offering of Units on September 1, 1994,  at which time the maximum offering  proceeds  of  $40,000,000  had been  received.  Upon the termination  of the offering of Units of CNL Income Fund XV, Ltd.,
              CNL XVI  commenced  its  offering  of  Units.  Activities  through
              September  22,  1994,   were  devoted  to   organization   of  the
              partnership and operations had not begun.

Note 2:       Cash  generated  from  operations  includes   cash  received  from
              tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October
              1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January
              1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6:       Distributions  declared  for the  quarters   ended   December  31,
              1994,  1995,  1996, 1997 and 1998 are reflected in the 1995, 1996,
              1997, 1998 and 1999 columns,  respectively,  due to the payment of such  distributions  in January 1995,  1996,  1997, 1998 and 1999, respectively.  As a result of  distributions  being presented on a cash basis,  distributions  declared and unpaid as of December 31,
              1994, 1995, 1996, 1997, 1998 and June 30, 1999 are not included in the 1994, 1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8:       During the  year  ended  December  31,   1998,   the   Partnership
              recorded  a  provision  for  loss  on  building  of  $266,257  for financial  reporting  purposes  relating  to a Long John  Silver's property in Celina,  Ohio.  The tenant of this property  filed for bankruptcy  and  ceased  payment  of rents  under the terms of its lease agreement.  The allowance  represents the difference between the  Property's  carrying  value  at  December  31,  1998  and the estimated net realizable value for this Property.









                                           6 months
      1997                1998               1999
------------------    --------------    ---------------



               80                65                 29
                0                 0                  0

                0                17                 11
------------------    --------------    ---------------
               80                82                 40
==================    ==============    ===============

                0                 0                  0
                0                 0                  0
               80                81                 36
                0                 1                  4
------------------    --------------    ---------------
               80                82                 40
==================    ==============    ===============


             8.00 %            8.20 %             8.00 %

              202               284                324






              100 %             100 %              100 %

Note 9: At June 30, 1999, the Partnership recorded a provision for loss on building in the amount of $84,478 for financial reporting purposes relating to a Boston Market Property in Lawrence, Kansas, the lease for which was rejected by the tenant. The tenant of this property filed for bankruptcy and ceased payments of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the Property at June 30, 1999 and the estimated net realizable value for the Property.

Note 10:      Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period. (See Note 6 above)

Note 11: Certain data for columns representing less than 12 months have been annualized.




                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.



                                                          1994                                                    1997
                                                        (Note 1)            1995               1996             (Note 2)
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0        $  539,776       $ 4,363,456        $ 15,516,102
Equity in earnings of joint venture                               0                 0                 0                   0
Loss on Sale of Properties (Note 7)                               0                 0                 0                   0
Provision for loss on land and buildings (Notes
12                                                                0                 0                 0                   0
    and 14)
Interest income                                                   0           119,355         1,843,228           3,941,831
Less:  Operating expenses                                         0          (186,145 )        (908,924 )        (2,066,962 )
       Transaction costs                                          0                 0                 0                   0
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0          (104,131 )        (521,871 )        (1,795,062 )
       Minority interest in income of
         consolidated joint venture                               0               (76 )         (29,927 )           (31,453 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0           368,779         4,745,962          15,564,456
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations (Note 8)                                   0           379,935         4,894,262          15,727,311
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale                                   0                 0                 0             (41,115 )
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes 4 and 5)                    0           498,459         5,482,540          17,076,214
Cash generated from sales (Note 7)                                0                 0                 0           6,289,236
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0           498,459         5,482,540          23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow                                 0          (498,459 )      (5,439,404 )       (16,854,297 )
      -  from sale of properties                                  0                 0                 0                   0
      -  from cash flow from prior period                         0                 0                 0                   0
      -  from return of capital (Note 10)                         0          (136,827 )               0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash                            0          (136,827 )          43,136           6,511,153
distributions
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                    0        38,454,158       100,792,991         222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                                      200,000                 0                 0                   0
      Retirement of shares of common stock
        (Note 13)                                                 0                 0                 0                   0
      Contributions from minority interest                        0           200,000            97,419                   0
      Distributions to holder of minority interest                0                 0           (39,121 )           (34,020 )
      Stock issuance costs                                      (19 )      (3,680,704 )      (8,486,188 )       (19,542,862 )
      Acquisition of land and buildings                           0       (18,835,969 )     (36,104,148 )      (143,542,667 )
      Investment in direct financing leases                       0        (1,364,960 )     (13,372,621 )       (39,155,974 )
      Proceeds from sales of equipment direct
        financing leases                                          0                 0                 0             962,274
      Investment in joint venture                                 0                 0                 0                   0
      Purchase of other investments                               0                 0                 0                   0
      Investment in mortgage notes receivable                     0                 0       (13,547,264 )        (4,401,982 )
      Collections on mortgage notes receivable                    0                 0           133,850             250,732
      Investment in equipment and other notes
       receivable                                                 0                 0                 0         (12,521,401 )
      Collections on equipment and other notes
       receivable                                                 0                 0                 0                   0
      Investment in certificates of deposit                       0                 0                 0          (2,000,000 )
      Proceeds of borrowing on line of credit                     0                 0         3,666,896          19,721,804
      Payment on line of credit                                   0                 0          (145,080 )       (20,784,577 )
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance
        costs paid on behalf of CNL American               (199,036 )      (2,500,056 )        (939,798 )        (2,857,352 )
        Properties Fund, Inc. by related parties
      Increase in intangibles and other assets                    0          (628,142 )      (1,103,896 )                 0
      Payment of loan costs                                       0                 0                 0                   0
      Other                                                       0                 0           (54,533 )            49,001
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             945        11,507,500        30,941,643           5,136,689
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)
    -  from operations (Note 8)                                   0                20                61                  67
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============









                     6 months
     1998              1999
   (Note 3)          (Note 3)
---------------   ---------------

   $33,202,491        27,958,975
        16,018            48,851
             0          (201,843 )

      (611,534 )        (540,522 )
     8,984,546         4,191,380
    (5,354,859 )      (4,391,244 )
             0          (483,005 )
             0                 0
    (4,054,098 )      (3,711,674 )

       (30,156 )         (17,610 )
---------------   ---------------
    32,152,408        22,853,308
===============   ===============

    33,553,390        24,450,902
===============   ===============
      (149,948 )        (208,871 )
===============   ===============
    39,116,275        28,256,292
     2,385,941         2,186,720
             0                 0
---------------   ---------------

    41,502,216        30,443,012

   (39,116,275 )     (28,256,292 )
             0                 0
      (265,053 )               0
       (67,821 )        (219,858 )
---------------   ---------------
     2,053,067         1,966,862


   385,523,966           210,736

             0                 0

      (639,528 )               0
             0           366,289
       (34,073 )         (21,105 )
   (34,579,650 )        (735,785 )
  (200,101,667 )    (170,153,724 )
   (47,115,435 )     (44,186,644 )

             0         1,487,187
      (974,696 )        (117,663 )
   (16,083,055 )               0
    (2,886,648 )      (2,596,244 )
       291,990           224,373

    (7,837,750 )     (22,358,869 )

     1,263,633           626,959
             0                 0
     7,692,040       151,437,245
        (8,039 )     (12,580,289 )



    (4,574,925 )      (1,258,062 )
    (6,281,069 )      (3,198,326 )
             0        (3,548,744 )
       (95,101 )               0
---------------    --------------

    75,613,060      (104,435,804 )
===============   ===============




            63                33
===============   ===============
             0                 0
===============   ===============
             0                 0
===============   ===============




TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 0
   -  from return of capital (Note 10)                      0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                  0.00 %            5.34 %             7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented
(original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program)  (Note 7)


Note 1:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities Act of 1933, as amended,  effective March 29, 1995, CNL
              American   Properties  Fund,  Inc.  ("APF")  registered  for  sale
              $165,000,000  of shares of common stock (the "Initial  Offering"), including $15,000,000 available only to stockholders participating in the company's  reinvestment  plan. The Initial  Offering of APF commenced  April 19,  1995,  and upon  completion  of the  Initial
              Offering on February 6, 1997, had received  subscription  proceeds of $150,591,765  (15,059,177  shares),  including $591,765 (59,177 shares) issued pursuant to the  reinvestment  plan.  Pursuant to a
              Registration  Statement on Form S-11 under the  Securities  Act of
              1933, as amended,  effective  January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the  company's  reinvestment  plan.  The 1997  Offering  of APF commenced  following  the  completion  of the Initial  Offering on
              February  6, 1997,  and upon  completion  of the 1997  Offering on
              March 2, 1998, had received  subscription proceeds of $251,872,648
              (25,187,265 shares),  including $1,872,648 (187,265 shares) issued pursuant to the  reinvestment  plan.  Pursuant  to a  Registration
              Statement  on Form  S-11  under  the  Securities  Act of 1933,  as
              amended,   effective  May  12,  1998,   APF  registered  for  sale
              $345,000,000 of shares of common stock (the "1998 Offering").  The
              1998  Offering of APF commenced  following  the  completion of the
              1997  Offering on March 2, 1998.  As of January 31, 1999,  APF had
              received subscriptions totalling  approximately  $345,000,000 from the 1998 Offering,  including  $3,107,848  issued  pursuant to the company's  reinvestment  plan.  The  1998  Offering  became  fully
              subscribed   in  December   1998  and   proceeds   from  the  last
              subscriptions  were received in January 1999.  Activities  through
              June 1, 1995,  were devoted to  organization of APF and operations had not begun.

Note 2:       The amounts shown represent the combined results  of  the  Initial
              Offering and the 1997 Offering.

Note 3:       The amounts shown represent the combined results  of  the  Initial
              Offering, 1997 Offering and 1998 Offering.

Note 4:       Cash  generated  from  operations  includes   cash  received  from
              tenants, less cash paid for expenses, plus interest received.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:       Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of









                         6 months
      1998                 1999
    (Note 3)             (Note 3)
------------------    ---------------



               60                 31
                0                  0

                0                  0
               14                  7
------------------    ---------------
               74                 38
==================    ===============

                0                  0
                0                  0
               73                 38
                1                  0
                0                  0
------------------    ---------------
               74                 38
==================    ===============

            7.625 %            7.625 %

              246                284






              100 %              100 %

Note 7
 (continued): approximately  $1,233,700   and  $629,435,   respectively,   after
              deduction of construction  costs incurred but not paid by  APF  as of the date of the  sale),  which  approximated the carrying value of the  properties  at the time of sale.  As a result, no gain  or loss was  recognized  for financial  reporting purposes.  In  each of April and May 1999, APF sold  one  property  for  $822,824  and
              $1,363,896,  respectively,  which resulted  in  a  total  loss  of
              $201,843 for financial reporting purposes.  The company reinvested the proceeds from the sale of properties in additional properties.

Note 8:       Taxable   income   presented   is   before  the   dividends   paid
              deduction.

Note 9:       For the six months ended June 30, 1999, and for  the  years  ended
              December 31, 1998, 1997, 1996 and 1995,  85.45%,  84.87%,  93.33%,
              90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 14.55%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 1999 or for the years ended December 31, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:      Cash distributions presented above as a return  of  capital  on  a
              GAAP basis represent the amount of cash distributions in excess of accumulated  net income on a GAAP  basis.  Accumulated  net income includes deductions for depreciation and amortization  expense and
              income  from   certain   non-cash   items.   In   addition,   cash
              distributions  presented  as a return of  capital  on a cash basis represents  the  amount  of cash  distributions  in excess of cash generated  from  operating  cash flow and  excess  cash flows from prior periods.  These amounts have not been treated as a return of
              capital  by  APF  for  purposes  of  calculating   the  amount  of
              stockholders' invested capital.

Note 11:      Tax  and  distribution  data  and  total  distributions  on   GAAP
              basis  were  computed  based  on  the  weighted   average  dollars
              outstanding during each period presented.

Note 12:      During  the  year  ended   December   31,   1998,   APF   recorded
              provisions  for  losses  on land and  buildings  in the  amount of
              $611,534 for financial reporting purposes relating to two Shoney's
              Properties and two Boston Market Properties.  The tenants of these properties  experienced financial  difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent  the  difference  between  the  carrying  value  of  the
              Properties at December 31, 1998 and the  estimated net  realizable value for these Properties.

Note 13:      In October  1998,  the  Board  of  Directors  of  APF  elected  to implement APF's  redemption  plan.  Under the redemption plan, APF elected  to redeem  shares,  subject  to  certain  conditions  and limitations.  During  the year ended  December  31,  1998,  69,514 shares  were  redeemed at $9.20 per share  ($639,528)  and retired from shares outstanding of common stock.





TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)




Note 14:      During  the  six  months  ended  June  30,  1999,   APF   recorded
              provisions  for losses on  buildings in the amount of $540,522 for financial reporting purposes relating to one Shoney's Property and three Boston Market  Properties.  The tenants of these  properties experienced  financial  difficulties  and ceased  payment of rents
              under  the  terms  of  their  lease  agreements.   The  allowances
              represent  the  difference  between  the  carrying  value  of  the
              Properties at June 30, 1999 and the estimated net realizable value for these Properties.

Note 15: Certain data for columns representing less than 12 months have been annualized.





                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                          0                 0                 0             (14,139 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture                               0                 0           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain on sale                                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales                                         0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507 )           (49,023 )
      Syndication costs                                    (604,348 )      (2,407,317 )               0                   0
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                 0
      Investment in direct financing leases                       0        (1,784,925 )      (1,130,497 )                 0
      Investment in joint ventures                                0          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                 0
      Increase in other assets                             (221,282 )               0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410 )             410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss)                                               0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










    6 months
      1999
-----------------

     $ 1,309,393
          87,684
          20,538
        (101,142 )
               0
               0
        (194,337 )

         (31,436 )
-----------------
       1,090,700
=================

       1,038,907
=================
               0
=================

       1,230,304
               0
               0
-----------------

       1,230,304

      (1,200,000 )
               0
-----------------

          30,304

               0
               0
               0
         (24,583 )
               0
               0
               0
        (527,864 )



               0
               0

               0
               0
-----------------

        (522,143 )
=================




              34
=================
               0
=================
               0
=================




TABLE III - CNL INCOME FUND XVII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                 73                79
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 1
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      4                23                 73                80
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00 %            5.50 %            7.625 %            8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 6)                                    N/A               100 %              100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL
              Income  Fund XVII,  Ltd.  ("CNL  XVII") and CNL Income Fund XVIII,
              Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL
              Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated.
              CNL Income Fund XVII,  Ltd.  terminated  its  offering of Units on
              September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2:       Cash  generated  from  operations  includes   cash  received  from
              tenants,  plus distributions  from joint ventures,  less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4:       Distributions  declared  for  the  quarters  ended  December   31,
              1995,  1996,  1997 and 1998 are reflected in the 1996,  1997, 1998 and  1999  columns,  respectively,  due to  the  payment  of  such distributions in January 1996, 1997, 1998 and 1999,  respectively.
              As a result of  distributions  being  presented  on a cash  basis, distributions  declared and unpaid as of December 31, 1995,  1996,
              1997,  1998 and June 30, 1999 are not included in the 1995,  1996,
              1997, 1998 and 1999 totals, respectively.

Note 5:       Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period. (See Note 4 above)

Note 6:       During 1998, CNL Income Fund  XVII,  Ltd.  received  approximately
              $306,100  in   reimbursements   from  the  developer   upon  final
              reconciliation  of  total   construction  costs  relating  to  the
              properties in Aiken,  South Carolina and  Weatherford,  Texas,  in
              accordance with the related development agreements. During the six months ended June 30, 1999, the Partnership  had reinvested  these amounts, plus additional funds, in a property as tenants-in-common with an  affiliate  of the general  partners  and in Ocean  Shores
              Joint Venture,  with an affiliate of the Partnership which has the same general partners.

Note 7: Certain data for columns representing less than 12 months have been annualized.









    6 months
      1999
------------------



               36
                0

                4
------------------
               40
==================

                0
                0
               40
------------------
               40
==================

            8.00%

              220






              100 %




                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466 )
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                          0                 0                 0             (15,522 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale                                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales                                         0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138 )        (855,957 )        (2,468,400 )
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                             0        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                         0                 0        (5,962,087 )           (12,945 )
    Investment in joint venture                                   0                 0                 0            (166,025 )
    Increase in restricted cash                                   0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                      0          (276,848 )               0                   0
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss)                                               0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










     6 months
       1999
--------------------

        $ 1,570,899
             28,767
                  0
             26,835
           (125,230 )
                  0
                  0
           (199,121 )
--------------------
          1,302,150
====================

          1,202,058
====================
                  0
====================

          1,449,887
                  0
                  0
--------------------

          1,449,887

         (1,400,000 )
                  0
--------------------

             49,887

                  0
                  0
                  0
                  0
            (25,792 )
                  0
           (526,138 )
                  0


             (2,596 )
               (117 )
                  0
--------------------

           (504,756 )
====================




                 34
====================
                  0
====================
                  0
====================




TABLE III - CNL INCOME FUND XVIII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program)

Note 1:       Pursuant to a  registration  statement  on  Form  S-11  under  the
              Securities Act of 1933, as amended, effective August 11, 1995, CNL
              Income  Fund  XVIII,  Ltd ("CNL  XVIII") and CNL Income Fund XVII,
              Ltd.  each  registered  for  sale  $30,000,000  units  of  limited partnership  interest  ("Units").  The  offering  of  Units of CNL
              Income Fund XVII, Ltd.  commenced  September 2, 1995.  Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII,  Ltd.  was  terminated.
              CNL Income Fund XVII,  Ltd.  terminated  its  offering of Units on
              September 19, 1996, at which time the maximum offering proceeds of
              $30,000,000  had  been  received.  Upon  the  termination  of  the offering  of  Units of CNL  Income  Fund  XVII,  Ltd.,  CNL  XVIII
              commenced its offering of Units.  Activities  through  October 11,
              1996,   were  devoted  to  organization  of  the  partnership  and operations had not begun.

Note 2:       Cash  generated  from  operations  includes  cash  received   from
              tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997 and 1998 are reflected in the 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January
              1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and June 30, 1999 are not included in the 1996, 1997, 1998 and 1999 totals, respectively.

Note 5:       During  the  year  ended  December  31,  1998,   the   partnership
              established  an  allowance  for  loss  on  land  of  $197,466  for
              financial   reporting   purposes   relating  to  the  property  in
              Minnetonka,  Minnesota.  The tenant of this Boston Market property declared  bankruptcy  and  rejected  the  lease  relating  to this
              property.   The  loss   represents  the  difference   between  the
              Property's  carrying  value at  December  31, 1998 and the current estimate of net realizable value.

Note 6:       Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period. (See Note 4 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.









       6 months
         1999
-----------------------



                    37
                     0

                     3
-----------------------
                    40
=======================

                     0
                     0
                    40
-----------------------
                    40
=======================


                  8.00 %

                   149






                   100 %






                                    TABLE III
                     Operating Results of Prior Programs CNL
                          HOSPITALITY PROPERTIES, INC.


                                                                                                             6 Months
                                                          1996            1997                                 1999
                                                        (Note 1)        (Note 1)            1998             (Note 2)
                                                      -------------   -------------     --------------     --------------

Gross revenue                                              $     0         $     0        $ 1,316,599        $ 1,612,559
Dividend income (Note 10)                                        0               0                  0            900,131
Interest and other income                                        0          46,071            638,862            907,739
Less:  Operating expenses                                        0         (22,386 )         (257,646 )         (410,705 )
       Interest expense                                          0               0           (350,322 )         (233,330 )
       Depreciation and amortization                             0            (833 )         (388,554 )         (493,415 )
       Equity in loss of unconsolidated subsidiary
         after deduction of preferred stock
         dividends (Note 10)                                     0               0                  0           (390,450 )
                                                      -------------   -------------     --------------     --------------
Net income - GAAP basis                                          0          22,852            958,939          1,892,529
                                                      =============   =============     ==============     ==============
Taxable income
    -  from operations (Note 6)                                  0          46,071            886,556          1,708,248
                                                      =============   =============     ==============     ==============
    -  from gain (loss) on sale                                  0               0                  0                  0
                                                      =============   =============     ==============     ==============
Cash generated from operations (Notes 3 and 4)                   0          22,469          2,776,965          2,033,757
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                0         (22,469 )       (1,168,145 )       (2,033,757 )
      -  from sale of properties                                 0               0                  0                  0
      -  from cash flow from prior period                        0               0                  0         (1,018,859 )
      -  from return of capital (Note 8)                         0          (7,307 )                0                  0
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash                           0          (7,307 )        1,608,820         (1,018,859 )
distributions
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                   0      11,325,402         31,693,678        114,711,315
      Sale of common stock to CNL Hospitality
       Corp. (formerly CNL Hospitality Advisors,
       Inc.)                                               200,000               0                  0                  0
      Stock issuance costs                                       0        (986,338 )       (3,086,630 )       (9,919,083 )
      Acquisition of land, buildings and equipment               0               0        (28,216,757 )                0
      Investment in unconsolidated subsidiary                    0               0                  0        (37,172,643 )
      Investment in certificate of deposit                       0               0         (5,000,000 )                0
      Increase in restricted cash                                0               0            (82,407 )         (121,725 )
      Proceeds of borrowing on line of credit                    0               0          9,600,000                  0
      Payment on line of credit                                  0               0                  0         (9,600,000 )
      Payment of loan costs                                      0               0            (91,262 )          (24,834 )
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance
        costs paid on behalf of CNL Hospitality           (197,916 )    (1,003,031 )         (862,068 )       (1,914,280 )
        Properties, Inc. by related parties
      Increase in intangibles and other assets                   0        (463,470 )       (1,211,818 )       (4,509,931 )
      Retirement of shares of common stock                       0               0                  0             (4,600 )
      Other                                                      0           2,498              7,529             14,971
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084       8,867,754          4,359,085         50,440,331
                                                      =============   =============     ==============     ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results: Ordinary income (loss)
  (Note 9)
    -  from operations (Note 6)                                  0               7                 37                 18
                                                      =============   =============     ==============     ==============
    -  from recapture                                            0               0                  0                  0
                                                      =============   =============     ==============     ==============
 Capital gain (loss) (Note 7)                                     0               0                  0                  0
                                                      =============   =============     ==============     ==============




TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)




                                                                                                          6 Months
                                                    1996              1997                                  1999
                                                  (Note 1)          (Note 1)             1998             (Note 2)
                                                --------------    --------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 3                40                 20
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  0
    -  from return of capital (Note 8)                      0                 1                 9                 13
                                                --------------    --------------     -------------      -------------
Total distributions on GAAP basis (Note 9)                  0                 4                49                 33
                                                ==============    ==============     =============      =============
   Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from refinancing                                     0                 0                 0                  0
    -  from operations                                      0                 3                49                 22
    -  from cash flow from prior period                     0                 0                 0                 11
    -  from return of capital (Note 8)                      0                 1                 0                  0
                                                --------------    --------------     -------------      -------------
Total distributions on cash basis (Note 9)                  0                 4                49                 33
                                                ==============    ==============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                   N/A              3.00 %            4.67 %             7.12 %
Total cumulative cash distributions per
    $1,000 investment from inception                      N/A                 4                53                 86
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               N/A               100 %              100 %
    acquisition cost of all properties in
    program)

Note 1:       Pursuant to a  Registration  Statement  on  Form  S-11  under  the
              Securities  Act of 1933, as amended,  effective  July 9, 1997, CNL
              Hospitality   Properties,   Inc.   ("CHP")   registered  for  sale
              $165,000,000  of shares of common stock (the "Initial  Offering"), including $15,000,000 available only to stockholders participating in the company's  reinvestment  plan. The Initial  Offering of CHP commenced  September 11, 1997, and upon  completion of the Initial
              Offering on June 17, 1999, had received  subscription  proceeds of
              $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
              issued  pursuant  to  the   reinvestment   plan.   Pursuant  to  a
              Registration  Statement on Form S-11 under the  Securities  Act of
              1933, as amended, effective June 17, 1999, CHP registered for sale
              $275,000,000  of shares of common  stock  (the  "1999  Offering"), including $25,000,000 available only to stockholders participating in the  company's  reinvestment  plan.  The 1999  Offering  of CHP commenced following the completion of the Initial Offering on June
              17,  1999.  As of June 30,  1999,  CHP had  received  subscription proceeds  totalling  $7,657,757 from the 1999 Offering,  including
              $88,403  issued  pursuant  to  the  company's  reinvestment  plan.
              Activities  through October 15, 1997, were devoted to organization of CHP and operations had not begun.

Note 2:       The amounts shown represent the combined results  of  the  Initial
              Offering and the 1999 Offering.

Note 3:       Cash  generated  from  operations  includes   cash  received  from
              tenants and dividend,  interest and other  income,  less cash paid for operating expenses. Cash generated from operations for the six months  ended  June 30,  1999 does not  include  amounts  received subsequent  to June  30,  1999  representing  dividend  income  of approximately $900,000.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of CHP.

Note 5:       Total cash  distributions  as  a  percentage  of  original  $1,000 investment are calculated based on actual  distributions  declared for the period.

Note 6:       Taxable income presented is before the dividends paid deduction.

Note 7:       For the six  months  ended  June 30,  1999  and  the  years  ended
              December 31, 1998 and 1997, approximately 64%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 36%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 1999 and the years ended December
              31, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.





TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)




Note 8:       Cash distributions  presented above as a return of  capital  on  a
              GAAP basis represent the amount of cash distributions in excess of accumulated  net income on a GAAP  basis.  Accumulated  net income includes deductions for depreciation and amortization  expense and
              income  from   certain   non-cash   items.   In   addition,   cash
              distributions  presented  as a return of  capital  on a cash basis represents  the  amount  of cash  distributions  in excess of cash generated  from  operating  cash flow and  excess  cash flows from prior periods.  These amounts have not been treated as a return of capital for purposes of  calculating  the amount of  stockholders'
              invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:      In February 1999, the company  executed  a  series  of  agreements with Five Arrows Realty  Securities  II,  L.L.C.  to jointly own a real estate investment  trust, CNL Hotel Investors,  Inc., for the purpose of  acquiring  eight  hotels.  During the six months ended
              June 30, 1999, the company  recorded  $900,131 in dividend  income and  $390,450 in an equity in loss after  deduction  of  preferred
              stock   dividends,   resulting   in  net   earnings   of  $509,681
              attributable to this investment.





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP       Total
==========================================================================================================================

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021      0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97        833,031       0           0          0           833,031
     (12)
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
     (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001
   Pizza Hut -
     Kissimmee, FL              02/23/88     04/08/97        673,159       0           0          0           673,159
   Burger King -
     Roswell, GA                06/08/88     06/20/97        257,981       0       685,000        0           942,981




                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                      Original   closing and                    over
                                      mortgage    soft costs                    cash
      Property                        financing      (1)          Total     expenditures
=========================================================================================

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)                   0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)                   0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                      0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)                  0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)                   0          475,360        475,360      185,940

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                        0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                           0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                      0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                     0          484,185        484,185      136,615
   KFC -
     Eagan, MN                            0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                     0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI                 0          679,000        679,000      154,031
(12)
   Wendy's -
     Farmington Hills, MI                 0          887,000        887,000      198,259
(13) (14)
   Denny's -
     Plant City, FL                       0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                           0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)                   0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                         0          511,200        511,200      167,688

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                     0          591,362        591,362      (94,944 )
   Perkins -
     Bradenton, FL                        0        1,080,500      1,080,500      229,501
   Pizza Hut -
     Kissimmee, FL                        0          474,755        474,755      198,404
   Burger King -
     Roswell, GA                          0          775,226        775,226      167,755






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP       Total
==========================================================================================================================

   Wendy's -
     Mason City, IA             02/29/88     10/24/97      217,040         0               0         0           217,040
   Taco Bell -
     Fernandina Beach, FL       04/09/88     01/15/98      721,655         0               0         0           721,655
     (14)
   Denny's -
     Daytona Beach, FL (14)     07/12/88     01/23/98      1,008,976       0               0         0         1,008,976
   Wendy's -
     Punta Gorda, FL            02/03/88     02/20/98      665,973         0               0         0           665,973
   Po Folks -
     Hagerstown, MD             06/21/88     06/10/98      788,884         0               0         0           788,884
   Denny's-
     Hazard, KY                 02/01/88     12/23/98      432,625         0               0         0           432,625
   Perkins -
     Flagstaff, AZ              09/30/88     04/30/99      1,091,193       0               0         0         1,091,193
   Denny's -
     Hagerstown, MD             08/14/88     06/09/99      700,977         0               0         0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                   03/22/89     04/27/94      712,000         0               0         0           712,000
   Burger King -
     Hastings, MI               08/12/88     12/15/95      518,650         0               0         0           518,650
   Wendy's -
     Tampa, FL                  12/30/88     09/20/96      1,049,550       0               0         0         1,049,550
   Checkers -
     Douglasville, GA           12/08/94     11/07/97      380,695         0               0         0           380,695
   Taco Bell -
     Fort Myers, FL (14)        12/22/88     03/02/98      794,690         0               0         0           794,690
   Denny's -
     Union Township, OH (14)    11/01/88     03/31/98      674,135         0               0         0           674,135
   Perkins -
     Leesburg, FL               01/11/89     07/09/98      529,288         0               0         0           529,288
   Taco Bell -
     Naples, FL                 12/22/88     09/03/98      533,127         0               0         0           533,127

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)       02/28/90     08/25/95            0         0        1,040,000        0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (22)    06/01/89     10/24/96       73,713         0        1,057,299        0         1,131,012
   Franklin National Bank -
     Franklin, TN               06/26/89     01/07/97      960,741         0               0         0           960,741
   Shoney's -
     Smyrna, TN                 03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                  05/31/89     09/22/97      1,272,137       0               0         0         1,272,137




                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                      Original   closing and                    over
                                      mortgage    soft costs                    cash
      Property                        financing      (1)          Total     expenditures
=========================================================================================

   Wendy's -
     Mason City, IA                       0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL                 0          559,570      559,570       162,085
     (14)
   Denny's -
     Daytona Beach, FL (14)               0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                      0          684,342      684,342       (18,369 )
   Po Folks -
     Hagerstown, MD                       0        1,188,315    1,188,315      (399,431 )
   Denny's-
     Hazard, KY                           0          647,622      647,622      (214,997 )
   Perkins -
     Flagstaff, AZ                        0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                       0          861,454      861,454      (160,477 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                             0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                         0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                            0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                     0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)                  0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)              0          872,850      872,850      (198,715 )
   Perkins -
     Leesburg, FL                         0          737,260      737,260      (207,972 )
   Taco Bell -
     Naples, FL                           0          410,546      410,546       122,581

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)                 0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (22)              0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                         0        1,138,164    1,138,164      (177,423 )
   Shoney's -
     Smyrna, TN                           0          554,200      554,200        82,588
   KFC -
     Salem, NH                            0        1,079,310    1,079,310       192,827





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP       Total
==========================================================================================================================

   Perkins -
     Port St. Lucie, FL         11/14/89     09/23/97      1,216,750       0               0         0         1,216,750
   Hardee's -
     Richmond, IN               02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)             02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)       07/10/89     01/23/98      1,283,096       0               0         0         1,283,096
   Shoney's
     Tyler, TX                  03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                 12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY               12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)             01/05/90     06/03/99      433,366         0               0         0           433,366

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR             11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR          02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN          11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                 06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI     02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                 12/26/89     07/09/97      1,487,725       0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE            01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                 08/03/89     09/17/97      1,206,696       0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)              07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                 03/22/90     01/23/98      1,236,971       0               0         0         1,236,971
   Wendy's -
     Liverpool, NY              12/08/89     02/09/98      145,221         0               0         0           145,221
   Perkin's -
     Melbourne, FL              02/03/90     02/12/98      552,910         0               0         0           552,910
   Hardee's -
     Bellevue, NE               05/03/90     06/05/98      900,000         0               0         0           900,000






                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                      Original   closing and                    over
                                      mortgage    soft costs                    cash
      Property                        financing      (1)          Total     expenditures
=========================================================================================

   Perkins -
     Port St. Lucie, FL                  0        1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                        0          695,464      695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                      0          657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)                0        1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                           0          770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                          0          471,297      471,297           (49 )
   Wendy's -
     Endicott, NY                        0          471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                      0          329,231      329,231       104,135

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                      0          605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                   0          532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                   0          821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                          0          964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                    0          272,354      272,354        76,846
   KFC -
     Whitehall Township, MI              0          725,604      725,604       (95,716 )
   Perkins -
     Naples, FL                          0        1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                     0          561,000      561,000       138,400
   Shoney's -
     Venice, FL                          0        1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                       0          448,082      448,082        62,571
   Denny's
     Deland, FL                          0        1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                       0          341,440      341,440      (196,219 )
   Perkin's -
     Melbourne, FL                       0          692,850      692,850      (139,940 )
   Hardee's -
     Bellevue, NE                        0          899,512       899,512          488




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP       Total
==========================================================================================================================

   Burger King -
     Greeneville, TN            01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN               01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN            01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN         01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                 06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN               08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)           08/28/90     08/25/95               0      0       1,160,000         0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)      04/30/90     12/01/95               0      0        240,000          0           240,000
     (23)
   Shoney's -
     Colorado Springs, CO       07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI               07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN               09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL              08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)              07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN              05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)             01/05/90     06/03/99         451,054      0              0          0           451,054

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                  03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4)       09/28/90     12/01/95               0      0        240,000          0           240,000
     (14)
   Church's Fried Chicken -
     Jacksonville, FL (5)       09/28/90     12/01/95               0      0        220,000          0           220,000
     (14)
   Ponderosa -
     Orlando, FL (6) (14)       12/17/90     10/24/96               0      0       1,353,775         0         1,353,775






                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                      Original   closing and                    over
                                      mortgage    soft costs                    cash
      Property                        financing      (1)          Total     expenditures
=========================================================================================

   Burger King -
     Greeneville, TN                     0          890,240       890,240      169,133
   Burger King -
     Broadway, TN                        0          890,036       890,036      169,164
   Burger King -
     Sevierville, TN                     0          890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                  0          864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                          0          560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                        0          742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                    0        1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)               0          233,728       233,728        6,272
(23)
   Shoney's -
     Colorado Springs, CO                0          893,739       893,739      151,170
   Hardee's -
     Hartland, MI                        0          841,642       841,642     (224,607 )
   Hardee's -
     Columbus, IN                        0          219,676       219,676        3,914
   KFC -
     Dunnellon, FL                       0          546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                       0          413,614       413,614       57,758
   Burger King -
     Maryville, TN                       0          890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                      0          342,669       342,669      108,385

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                           0          949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4)                0          238,153       238,153        1,847
(14)
   Church's Fried Chicken -
     Jacksonville, FL (5)                0          215,845       215,845        4,155
(14)
   Ponderosa -
     Orlando, FL (6) (14)                0        1,179,210     1,179,210      174,565





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP       Total
==========================================================================================================================

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445       0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571       0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000       0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000       0                0         0        1,050,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186       0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550       0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175       0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000       0                0         0        1,150,000

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750       0                0         0        1,044,750
   Burger King -
     Columubus, OH (19)         06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296       0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000       0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (21)         07/02/93      05/17/99      467,300        0           55,000         0          522,300

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000
   Denny's -
     Orlando, FL                09/01/93      10/24/97      932,849        0                0         0          932,849






                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                      Original   closing and                    over
                                      mortgage    soft costs                    cash
      Property                        financing      (1)          Total     expenditures
=========================================================================================

CNL Income Fund IX, Ltd.:
   Burger King -                          0          918,445      918,445            0
     Woodmere, OH (15)
   Burger King -                          0          713,866      713,866      339,705
     Alpharetta, GA
   Shoney's -                             0        1,224,020    1,224,020      125,980
     Corpus Christi, TX
   Perkins -                              0        1,064,815    1,064,815      (14,815 )
     Rochester, NY

CNL Income Fund X, Ltd.:
   Shoney's -                            0           987,679      987,679       62,507
     Denver, CO
   Jack in the Box -                     0         1,102,766    1,102,766      263,784
     Freemont, CA
   Jack in the Box -                     0           969,423      969,423      264,752
     Sacramento, CA
   Pizza Hut -                           0           302,000      302,000       57,990
     Billings, MT
   Perkins -                             0         1,141,444    1,141,444        8,556
     Amherst, NY

CNL Income Fund XI, Ltd.:
   Burger King -                         0           818,850      818,850      225,900
     Philadelphia, PA
   Burger King -                         0           795,264      795,264            0
     Columubus, OH (19)
   Burger King -                         0         1,217,015    1,217,015      413,281
     Nashua, NH

CNL Income Fund XII, Ltd.:
   Golden Corral -                       0         1,636,643    1,636,643        3,357
     Houston, TX
   Long John Silver's -                  0           239,788      239,788      243,762
     Monroe, NC
   Long John Silver's -                  0           304,002      304,002      218,298
     Morganton, NC (21)

CNL Income Fund XIII, Ltd.:
   Checkers -                            0           286,411      286,411            0
     Houston, TX
   Checkers -                            0           413,288      413,288      136,712
     Richmond, VA
   Denny's -                             0           934,120      934,120       (1,271 )
     Orlando, FL




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP           Total
==========================================================================================================================

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN               03/31/94      03/01/95       339,031       0               0         0           339,031
   Checkers -
     Dallas, TX                  03/31/94      03/01/95       356,981       0               0         0           356,981
   TGI Friday's -
     Woodridge, NJ (7)           01/01/95      09/27/96     1,753,533       0               0         0         1,753,533
   Wendy's -
     Woodridge, NJ (7)           11/28/94      09/27/96       747,058       0               0         0           747,058
   Hardee's -
     Madison, AL                 12/14/93      01/08/98       700,950       0               0         0           700,950
   Checkers -
     Richmond, VA (#548)          03/31/94      01/29/98      512,462        0              0          0          512,462
   Checkers -
     Riviera Beach, FL            03/31/94      04/14/98      360,000        0              0          0          360,000
   Checkers -
     Richmond, VA (#486)          03/31/94      07/27/98      397,985        0              0          0          397,985
   Long John Silver's -
     Stockbridge, GA             03/31/94      05/25/99       696,300       0               0         0           696,300

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                05/27/94      03/01/95      263,221        0              0          0          263,221
   Checkers -
     Leavenworth, KS              06/22/94      03/01/95      259,600        0              0          0          259,600
   Checkers -
     Knoxville, TN                07/08/94      03/01/95      288,885        0              0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)            01/01/95      09/27/96     1,753,533       0              0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)            11/28/94      09/27/96      747,058        0              0          0          747,058

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                 06/24/95      04/24/96      775,000        0              0          0          775,000
   Checker's -
     Oviedo, FL                   11/14/94      02/28/97      610,384        0              0          0          610,384
   Boston Market -
     Madison, TN (16)             05/05/95      05/08/98      774,851        0              0          0          774,851
   Boston Market -
     Chattanooga, TN (17)         05/05/95      06/16/98      713,386        0              0          0          713,386







                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                                Excess
                                                     Total                   (deficiency)
                                                  acquisition                of property
                                                     cost,                    operating
                                                   capital                      cash
                                                 improvements                 receipts
                                       Original   closing and                    over
                                       mortgage    soft costs                    cash
     Property                          financing      (1)          Total     expenditures
==========================================================================================

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                        0           339,031       339,031            0
   Checkers -
     Dallas, TX                           0           356,981       356,981            0
   TGI Friday's -
     Woodridge, NJ (7)                    0         1,510,245     1,510,245      243,288
   Wendy's -
     Woodridge, NJ (7)                    0           672,746       672,746       74,312
   Hardee's -
     Madison, AL                          0           658,977       658,977       41,973
   Checkers -
     Richmond, VA (#548)                   0          382,435       382,435      130,027
   Checkers -
     Riviera Beach, FL                     0          276,409       276,409       83,591
   Checkers -
     Richmond, VA (#486)                   0          352,034       352,034       45,951
   Long John Silver's -
     Stockbridge, GA                      0           738,340       738,340      (42,040 )

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                         0          263,221       263,221            0
   Checkers -
     Leavenworth, KS                       0          259,600       259,600            0
   Checkers -
     Knoxville, TN                         0          288,885       288,885            0
   TGI Friday's -
     Woodridge, NJ (7)                     0        1,510,245     1,510,245      243,288
   Wendy's -
     Woodridge, NJ (7)                     0          672,746       672,746       74,312

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                          0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                            0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                      0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)                  0          713,386       713,386            0





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                   Purchase
                                                              Cash      Mortgage    money      Adjustments
                                                          received net  balance    mortgage   resulting from
                                  Date        Date of     of closing    at time   taken back  application of
         Property               Acquired       Sale          costs      of sale   by program       GAAP           Total
==========================================================================================================================

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (21)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (22)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (26)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (27)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (28)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99        1,363,896      0               0         0         1,363,896





                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                                Excess
                                                     Total                   (deficiency)
                                                  acquisition                of property
                                                     cost,                    operating
                                                   capital                      cash
                                                 improvements                 receipts
                                       Original   closing and                    over
                                       mortgage    soft costs                    cash
     Property                          financing      (1)          Total     expenditures
==========================================================================================

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                         0          857,487       857,487            0

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                            0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                            0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                          0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                            0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                         0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (21)                     0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (22)                 0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL                  0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (26)                      0          969,159       969,159            0
   Boston Market -
     Merced, CA (27)                       0          930,834       930,834            0
   Boston Market -
     Arvada, CO (28)                       0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                       0        1,026,746     1,026,746     (203,922 )
   Golden Corral -
     Brooklyn, OH                          0          997,296       997,296      366,600


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in advance from the borrower in March 1999.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(24) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(25) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(26) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(27) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(28) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.